Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Equity Incentive Plan of Colony Financial, Inc. (the “Company”) of our report dated March 26, 2014, with respect to the consolidated financial statements CAH Operating Partnership, L.P., included in the Company’s Annual Report (Form 10-K), as amended, for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

August 5, 2014